CONSENT

     I, Aram H. Keith, hereby consent to being named in the proxy statement/prospectus included in the registration statement on Form F-4 (No. 333-124748) filed by Stantec Inc. as a person named as a person who will become a director of Stantec Inc.

Dated: July 19, 2005	/s/ Aram H. Keith
Aram H. Keith